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                                  ITEM 23(j)
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       Consent of Independent Accountants


Board of Directors
AUL American Series Fund, Inc.
Indianapolis, Indiana


We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement of AUL American Series Fund, Inc. (the "Fund") on Form N-1A (File No. 33-30156) of our report dated February 1, 1999, on our audits of the financial statements and financial highlights of the Fund. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants"and "Financial Statements" in the Statement of Additional Information.


                                     /s/  PricewaterhouseCoopers LLP

Indianapolis, Indiana

April 30, 1999